Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2017 Second Quarter Financial Results; Raises Dividend
Highlights for the Second Quarter of Fiscal Year 2017

•	Second quarter net income was $35.2 million, or $0.60 per diluted share, a 14.6% increase in net income compared to $30.7 million, or $0.55 per diluted share, for the same quarter of fiscal year 2016

•	Net interest margin and adjusted net interest margin[1] were 3.98% and 3.83%, respectively, increases of 9 and 12 basis points, respectively, compared to the quarter ended December 31, 2016

•	The Company's Board of Directors declared a quarterly dividend of $0.20 per share, an increase of 18% compared to the most recent quarterly dividend

•
Key asset quality metrics of classified loans, nonaccrual loans and other real estate owned ("OREO") generally remained stable over the quarter, reinforcing management's view that stress in the agriculture loan portfolio is expected to remain manageable

•	Total loans decreased $81.7 million compared to the quarter ended December 31, 2016, primarily as a result of reductions in agriculture loan balances, while deposit growth was $385.7 million, or 4.4%

•	Costs remained well managed with an efficiency ratio[1] of 47.0%
Sioux Falls, SD - April 27, 2017 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $35.2 million, or $0.60 per diluted share, for the second quarter of fiscal year 2017, compared to net income of $30.7 million, or $0.55 per diluted share, for the same quarter of fiscal year 2016. Fiscal year-to-date net income of $72.1 million represents an increase of 17.9% compared to the same period in fiscal year 2016.
"We are proud to deliver another robust quarter of net income and are happy to announce an increase to our quarterly dividend which reflects our strong capital generation," said Ken Karels, Chairman, President and Chief Executive Officer. "We have made significant progress managing through the annual renewal process with many of our farm and ranch customers and continue to feel comfortable with that portion of our business."
Net Interest Income and Net Interest Margin2
Net interest income was $99.6 million for the second quarter of fiscal year 2017, an increase of $11.5 million, or 13.0%, compared to the same quarter in fiscal year 2016. The increase was primarily attributable to higher loan interest income driven by 15.8% growth in average loans outstanding between periods, including both organic growth and inorganic growth related to the 2016 acquisition of HF Financial Corp. Higher loan interest income was partially offset by a $2.5 million increase in interest expense related to deposits and FHLB borrowings.
Net interest margin was 3.98%, 3.89% and 3.99%, respectively, for the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.83%, 3.71% and 3.75%, respectively, for the same periods. Net interest margin and adjusted net interest margin1 increased by 9 basis points and 12 basis points, respectively, compared to the quarter ended December 31, 2016. The yield on interest-earning assets increased by 14 basis points over the quarter, while the cost of interest-bearing liabilities only increased by 5 basis points over the same period. Recent benchmark interest rate increases and a change in asset mix each contributed to the increased yield on interest-earning assets as loan yields increased by 7 basis points, primarily as a result of increasing rates on variable and adjustable rate loans, and lower yielding interest-bearing bank deposits comprised a much smaller portion of total interest-earning assets. Meanwhile, the total cost of deposits only increased by 3 basis points over the same period. A $0.6 million reduction in the cost of interest rate swaps compared to the prior quarter is the driver of the more pronounced increase in adjusted net interest margin1 compared to net interest margin.
Balance Sheet
Total loans outstanding were $81.7 million lower compared to December 31, 2016. Commercial and industrial ("C&I") loans grew by $46.2 million, more than offset by a $92.0 million net reduction in agricultural loans.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Total deposits grew $385.7 million, or 4.4%, during the quarter, bringing fiscal year-to-date growth to $487.1 million, or 5.7%. Deposit growth during the quarter included $71.7 million of noninterest-bearing deposit growth and $313.9 million of interest-bearing deposit growth. The net deposit inflows during the quarter were predominantly utilized to fund a significant reduction in FHLB advances and other borrowings outstanding.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $4.0 million for the quarter ended March 31, 2017, compared to $2.6 million for the same quarter of fiscal year 2016. Provision for loan losses related to originated loans was $5.1 million, partially offset by a $1.1 million recoupment of provision for loan losses related to acquired loans resulting from the regular quarterly revaluation of those loans. Net charge-offs for the quarter were $8.1 million, or 0.38% of average total loans on an annualized basis. For the comparable period in fiscal year 2016, net charge-offs were $1.9 million, or 0.10%. The higher level of net charge-offs recognized during the quarter were concentrated in the agriculture, C&I and commercial real estate segments of the loan portfolio. The majority of the increase was driven by charge-offs related to loans that had been identified as potential problem loans prior to December 31, 2016 and for which a specific allowance for loan and lease loss had previously been recorded.
The ratio of allowance for loan and lease losses ("ALLL") to total loans was 0.72% at March 31, 2017, a reduction from 0.74% at September 30, 2016 and a reduction from 0.82% at March 31, 2016. The higher level of net charge-offs recognized during the quarter was the primary driver of the reduction in the ratio ALLL to total loans.
Included within total loans are approximately $1.06 billion of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $7.7 million of the fair value adjustment for these loans relates to credit risk, translating to an additional 0.09% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.40% of total loans.
Key asset quality metrics of classified loans, nonaccrual loans and OREO have remained relatively stable compared to September 30, 2016 and December 31, 2016. At March 31, 2017, loans graded "Watch" were $324.5 million, a decrease of $10.2 million, or 3.1%, compared to December 31, 2016, and a decrease of $9.1 million, or 2.7%, compared to March 31, 2016. Loans graded "Substandard" were $263.7 million, an increase of $14.2 million, or 5.7%, compared to December 31, 2016, and an increase of $41.6 million, or 18.7%, compared to March 31, 2016.
Nonaccrual loans were $127.7 million as of March 31, 2017, with $3.9 million of the balance covered by FDIC loss-sharing agreements. Total nonaccrual loans increased by $3.5 million during the quarter and increased by $72.7 million compared to same quarter in fiscal year 2016. The year-over-year increase was primarily driven by the deterioration of originated loans, which predominantly occurred in the quarter ended June 30, 2016. Total OREO balances were $7.0 million as of March 31, 2017, a decrease of $1.1 million, or 13.6%, compared to prior quarter and a decrease of $5.2 million, or 42.7%, compared to March 31, 2016.
Total credit-related charges decreased compared to the previous quarter and increased compared to the same quarter in fiscal year 2016. A summary of total credit-related charges incurred during the current, prior and comparable quarters and current and prior six-month periods is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		At or for the six months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	March 31, 2016
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$11,058	$6,520	$4,009	$7,049	$2,631
Net OREO charges	Net loss on repossessed property and other related expenses	1,056	100	397	658	210
Recovery of interest income on nonaccrual loans	Interest income on loans	(99)	(185)	(25)	(74)	(45)
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	289	(427)	(251)	539	(237)
Total		$12,304	$6,008	$4,130	$8,172	$2,559
Noninterest Income
Noninterest income was $13.8 million for the second quarter ended March 31, 2017, an increase of $4.8 million, or 53.7%, compared to the second quarter of fiscal year 2016. The increase was primarily driven by a $1.6 million, or 15.5%, increase in service charges

Exhibit 99.1

and other fees, which includes a $1.2 million increase in debit card interchange income and a modest increase in commercial deposit service charges. Management estimates that the impact of recording higher debit card interchange income (i.e., "Durbin Amendment") was $2.3 million for the quarter, compared to an estimate of $1.2 million for the same quarter of fiscal year 2016, which reflected only a partial quarter impact. The higher allowable interchange rates are effective through June 30, 2017. Wealth management income increased by $0.8 million and other income increased by $0.7 million.
Also included within noninterest income are the changes in fair value of certain loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. On a net basis, these two components of noninterest income accounted for an increase of $1.3 million compared to the same quarter of fiscal year 2016, which was almost entirely driven by a $1.3 million reduction in the current cost of interest rate swaps driven by changes in the interest rate environment.
Noninterest Expense
Total noninterest expense was $53.9 million for the second fiscal quarter ended March 31, 2017, an increase of $9.0 million, or 20.1%, compared to the same quarter in fiscal year 2016. The increase was primarily driven by an increase in salaries and employee benefits of $7.6 million, which was driven by a 13% increase in full-time equivalent employees, mostly related to the acquisition of HF Financial Corp. completed in 2016, additional roles added to meet increased regulatory compliance expectations, and higher cost of employee benefits, which is primarily related to health insurance. Data processing costs increased by $1.0 million, driven by recent technology investments, and professional fees increased by $0.9 million, driven by consulting costs for compliance-related projects and investments in branch security.
The efficiency ratio1 was 47.0% for the quarter, an increase from 45.5% for the same quarter of fiscal year 2016 and from 45.1% in the December 2016 quarter. The sequential increase was primarily driven by a 2.5% increase in noninterest expenses between the two periods, which included increases in salaries and employee benefits and professional fees.
Provision for Income Taxes
The provision for income taxes for the second fiscal quarter ended March 31, 2017 was $18.2 million, reflecting an effective tax rate of 34.1% of income before income taxes. This compares to an effective tax rate of 35.9% for the second quarter of fiscal year 2016.
Capital
Tier 1 and total capital ratios were 11.6% and 12.7%, respectively, as of March 31, 2017, compared to 11.2% and 12.3%, respectively, as of December 31, 2016. The common equity tier 1 capital ratio was 10.8% as of March 31, 2017 and 10.4% as of December 31, 2016. The tier 1 leverage ratio was 10.0% as of March 31, 2017 and 9.7% as of December 31, 2016. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On April 27, 2017, the Company’s Board of Directors declared a dividend of $0.20 per common share payable on May 24, 2017 to stockholders of record as of close of business on May 12, 2017. This represents an 18% increase compared to the $0.17 dividend declared in January 2017, which the Board of Directors felt was appropriate based on strong capital generation and regulatory capital ratios. The aggregate dividend payment will be approximately $11.8 million.
Business Outlook
"We made some significant progress during the quarter managing through some of our more challenging agriculture loan relationships, which included recognizing charge-offs on a number of relationships with specific reserves that we had previously identified as problems," added Karels. "We also managed a number of weaker agriculture relationships out of the bank, which we believe is best for the long-term health of the Company but also led to lower loan growth for the quarter. We are starting to see more activity in our loan pipeline and remain confident we can deliver mid-single-digit loan growth for the full year, which will be supported by the great deposit growth we delivered this quarter."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2017 on Thursday, April 27, 2017 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 11, 2017. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10103450. International callers should dial (412) 317-0088 and enter the same conference ID number.

Exhibit 99.1

About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "views," “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the integration of the recently-completed acquisition of HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and all risk factors associated with the recently completed acquisition of HF Financial Corp. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest and dividend income (FTE)	$220,622	$191,408	$110,075	$110,548	$109,730	$102,094	$96,098
Interest expense	20,257	15,496	10,494	9,764	9,491	8,537	7,969
Noninterest income	27,741	17,642	13,834	13,907	15,798	9,097	8,999
Noninterest expense	106,389	89,075	53,852	52,537	57,342	61,222	44,855
Provision for loan and lease losses	11,058	6,520	4,009	7,049	5,063	5,372	2,631
Net income	72,065	61,135	35,162	36,903	33,758	26,360	30,674
Adjusted net income [1]	$72,505	$61,613	$35,162	$37,343	$35,458	$33,911	$31,152
Common shares outstanding	58,760,517	55,245,177	58,760.517	58,755,989	58,693,304	58,693,499	55,245,177
Weighted average diluted common shares outstanding	59,032,787	55,401,164	59,073,669	58,991,905	58,938,367	57,176,705	55,408,876
Earnings per common share - diluted	$1.22	$1.10	$0.60	$0.63	$0.57	$0.46	$0.55
Adjusted earnings per common share - diluted [1]	$1.23	$1.11	$0.60	$0.63	$0.60	$0.59	$0.56

Performance Ratios:
Net interest margin (FTE) [2]	3.93%	3.99%	3.98%	3.89%	3.92%	3.95%	3.99%
Adjusted net interest margin (FTE) 1 2	3.77%	3.74%	3.83%	3.71%	3.73%	3.74%	3.75%
Return on average total assets [2]	1.27%	1.24%	1.26%	1.28%	1.19%	1.00%	1.24%
Return on average common equity [2]	8.6%	8.3%	8.5%	8.8%	8.2%	6.8%	8.3%
Return on average tangible common equity 1 2	15.9%	16.1%	15.4%	16.3%	15.3%	12.9%	16.0%
Efficiency ratio [1]	46.0%	45.3%	47.0%	45.1%	48.5%	58.8%	45.5%

Capital:
Tier 1 capital ratio	11.6%	11.1%	11.6%	11.2%	11.1%	10.9%	11.1%
Total capital ratio	12.7%	12.4%	12.7%	12.3%	12.2%	12.0%	12.4%
Tier 1 leverage ratio	10.0%	9.5%	10.0%	9.7%	9.5%	10.0%	9.5%
Common equity tier 1 ratio	10.8%	10.4%	10.8%	10.4%	10.2%	10.0%	10.4%
Tangible common equity / tangible assets [1]	9.0%	8.7%	9.0%	8.7%	8.5%	8.3%	8.7%
Book value per share - GAAP	$29.05	$27.32	$29.05	$28.57	$28.34	$27.95	$27.32
Tangible book value per share [1]	$16.29	$14.58	$16.29	$15.81	$15.55	$15.15	$14.58

Asset Quality:
Nonaccrual loans	$127,675	$54,988	$127,675	$124,178	$126,395	$108,207	$54,988
OREO	$6,994	$12,204	$6,994	$8,093	$10,282	$11,701	$12,204
Nonaccrual loans / total loans	1.47%	0.73%	1.47%	1.41%	1.46%	1.26%	0.73%
Net charge-offs (recoveries)	$13,015	$1,803	$8,091	$4,924	$4,654	$3,046	$1,852
Net charge-offs (recoveries) / average total loans [2]	0.30%	0.05%	0.38%	0.22%	0.21%	0.15%	0.10%
Allowance for loan and lease losses / total loans	0.72%	0.82%	0.72%	0.76%	0.74%	0.75%	0.82%
Watch-rated loans	$324,457	$333,597	$324,457	$334,673	$327,608	$395,893	$333,597

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands)
Interest and dividend income
Loans	$202,818	$175,388	$101,136	$101,683	$101,307	$93,749	$88,192
Taxable securities	11,933	11,774	6,055	5,878	5,649	5,826	5,787
Nontaxable securities	440	24	241	199	145	61	12
Dividends on securities	543	436	242	300	369	396	222
Federal funds sold and other	565	169	219	346	248	157	94
Total interest and dividend income	216,299	187,791	107,893	108,406	107,718	100,189	94,307
Interest expense
Deposits	15,118	11,694	7,829	7,290	6,968	6,451	6,029
Securities sold under agreements to repurchase	212	271	98	115	125	124	132
FHLB advances and other borrowings	2,741	1,845	1,469	1,271	1,323	986	929
Subordinated debentures and subordinated notes payable	2,186	1,686	1,098	1,088	1,075	976	879
Total interest expense	20,257	15,496	10,494	9,764	9,491	8,537	7,969
Net interest income	196,042	172,295	97,399	98,642	98,227	91,652	86,338
Provision for loan and lease losses	11,058	6,520	4,009	7,049	5,063	5,372	2,631
Net interest income after provision for loan and lease losses	184,984	165,775	93,390	91,593	93,164	86,280	83,707
Noninterest income
Service charges and other fees	24,005	20,782	11,919	12,086	13,111	12,316	10,316
Wealth management fees	4,683	3,280	2,429	2,254	2,196	1,807	1,668
Mortgage banking income, net	4,302	2,474	1,640	2,662	3,119	1,669	1,204
Net gain (loss) on sale of securities	44	(330)	44	—	356	134	24
Net increase (decrease) in fair value of loans at fair value	(69,218)	21,054	(5,216)	(64,001)	(8,939)	14,198	35,955
Net realized and unrealized gain (loss) on derivatives	60,568	(31,454)	1,592	58,976	4,721	(21,925)	(40,893)
Other	3,357	1,836	1,426	1,930	1,234	898	725
Total noninterest income	27,741	17,642	13,834	13,907	15,798	9,097	8,999
Noninterest expense
Salaries and employee benefits	64,004	50,065	32,370	31,634	30,638	28,352	24,769
Data processing	11,642	10,196	5,965	5,677	5,896	5,625	4,950
Occupancy expenses	8,380	7,434	4,355	4,024	4,323	4,002	3,843
Professional fees	6,394	5,760	3,559	2,835	4,485	3,327	2,652
Communication expenses	1,953	1,862	914	1,040	1,072	788	928
Advertising	1,970	1,968	995	975	1,252	1,047	1,048
Equipment expenses	1,566	1,835	768	798	1,001	959	931
Net loss on repossessed property and other related expenses	1,056	100	397	658	784	379	210
Amortization of core deposits and other intangibles	1,389	1,417	550	839	1,024	822	708
Acquisition expenses	710	771	—	710	2,742	12,179	771
Other	7,325	7,667	3,979	3,347	4,125	3,742	4,045
Total noninterest expense	106,389	89,075	53,852	52,537	57,342	61,222	44,855
Income before income taxes	106,336	94,342	53,372	52,963	51,620	34,155	47,851
Provision for income taxes	34,271	33,207	18,210	16,060	17,862	7,795	17,177
Net income	$72,065	$61,135	$35,162	$36,903	$33,758	$26,360	$30,674

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands)
Assets
Cash and cash equivalents	$335,929	$270,168	$524,611	$475,785	$174,401
Securities	1,350,893	1,371,558	1,317,386	1,361,164	1,328,685
Total loans	8,697,426	8,779,107	8,682,644	8,606,974	7,557,788
Allowance for loan and lease losses	(62,685)	(66,767)	(64,642)	(64,243)	(61,917)
Loans, net	8,634,741	8,712,340	8,618,002	8,542,731	7,495,871
Goodwill and other intangible assets	749,366	749,916	750,755	751,217	703,508
Other assets	285,912	318,635	320,426	322,325	239,830
Total assets	$11,356,841	$11,422,617	$11,531,180	$11,453,222	$9,942,295

Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,026,627	$1,954,881	$1,880,512	$1,802,169	$1,503,981
Interest-bearing deposits	7,065,291	6,751,366	6,724,278	6,678,040	6,208,748
Total deposits	9,091,918	8,706,247	8,604,790	8,480,209	7,712,729
Securities sold under agreements to repurchase	124,472	142,741	141,688	159,016	146,273
FHLB advances and other borrowings	264,624	711,029	871,037	913,377	370,000
Other liabilities	168,966	183,962	250,274	260,109	204,091
Total liabilities	9,649,980	9,743,979	9,867,789	9,812,711	8,433,093
Stockholders' equity	1,706,861	1,678,638	1,663,391	1,640,511	1,509,202
Total liabilities and stockholders' equity	$11,356,841	$11,422,617	$11,531,180	$11,453,222	$9,942,295

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of			Fiscal year-to-date:
	March 31, 2017	December 31, 2016	September 30, 2016	Change ($)	Change (%)
	(dollars in thousands)
Commercial non-real estate	$1,690,149	$1,643,986	$1,673,166	$16,983	1.0%
Agriculture	2,114,287	2,206,263	2,168,937	(54,650)	(2.5)%
Construction and development	450,419	423,864	469,968	(19,549)	(4.2)%
Owner-occupied CRE	1,191,348	1,197,253	1,167,265	24,083	2.1%
Non-owner-occupied CRE	1,754,631	1,775,107	1,678,007	76,624	4.6%
Multifamily residential real estate	454,437	455,880	438,867	15,570	3.5%
Commercial real estate	3,850,835	3,852,104	3,754,107	96,728	2.6%
Residential real estate	971,374	1,008,325	1,020,958	(49,584)	(4.9)%
Consumer	74,718	71,795	76,273	(1,555)	(2.0)%
Other [1]	39,976	47,569	42,477	(2,501)	(5.9)%
Total unpaid principal balance	8,741,339	8,830,042	8,735,918	5,421	0.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(43,913)	(50,935)	(53,274)	9,361	17.6%
Total loans	$8,697,426	$8,779,107	$8,682,644	$14,782	0.2%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the three months ended:
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest bearing bank deposits	$109,737	$219	0.81%	$266,704	$346	0.51%	$75,063	$94	0.50%
Investment securities	1,382,743	6,538	1.92%	1,377,459	6,377	1.84%	1,347,922	6,021	1.80%
Non ASC 310-30 loans, net [2]	8,531,652	101,007	4.80%	8,515,947	101,481	4.73%	7,371,600	88,325	4.82%
ASC 310-30 loans, net	120,743	2,311	7.76%	126,174	2,344	7.37%	97,880	1,658	6.81%
Loans, net	8,652,395	103,318	4.84%	8,642,121	103,825	4.77%	7,469,480	89,983	4.85%
Total interest-earning assets	10,144,875	110,075	4.40%	10,286,284	110,548	4.26%	8,892,465	96,098	4.35%
Noninterest-earning assets	1,146,196			1,152,013			1,031,022
Total assets	$11,291,071	$110,075	3.95%	$11,438,297	$110,548	3.83%	$9,923,487	$96,098	3.89%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,825,174			$1,792,060			$1,373,728
NOW, money market and savings deposits	5,623,676	$5,759	0.42%	5,548,112	$5,129	0.37%	4,925,930	$3,856	0.31%
Time deposits	1,286,203	2,070	0.65%	1,348,119	2,161	0.64%	1,288,775	2,173	0.68%
Total deposits	8,735,053	7,829	0.36%	8,688,291	7,290	0.33%	7,588,433	6,029	0.32%
Securities sold under agreements to repurchase	117,970	98	0.34%	136,405	115	0.33%	161,188	132	0.33%
FHLB advances and other borrowings	571,338	1,469	1.04%	716,953	1,271	0.70%	489,773	929	0.76%
Subordinated debentures and subordinated notes payable	108,196	1,098	4.12%	110,962	1,088	3.89%	90,758	879	3.90%
Total borrowings	797,504	2,665	1.36%	964,320	2,474	1.02%	741,719	1,940	1.05%
Total interest-bearing liabilities	9,532,557	$10,494	0.45%	9,652,611	$9,764	0.40%	8,330,152	$7,969	0.38%
Noninterest-bearing liabilities	71,744			119,443			104,937
Stockholders' equity	1,686,770			1,666,243			1,488,398
Total liabilities and stockholders' equity	$11,291,071			$11,438,297			$9,923,487
Net interest spread			3.50%			3.43%			3.51%
Net interest income and net interest margin (FTE)		$99,581	3.98%		$100,784	3.89%		$88,129	3.99%
Less: Tax equivalent adjustment		2,182			2,142			1,791
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$97,399	3.89%		$98,642	3.80%		$86,338	3.90%

[1] Annualized for all partial-year periods.
[2] Interest income includes $1.0 million and $0.1 million for the second quarter of fiscal year 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	For the six months ended:
	March 31, 2017			March 31, 2016
	Average Balance	Interest (FTE)	Yield / Cost [1]	Average Balance	Interest (FTE)	Yield / Cost [1]
	(dollars in thousands)
Assets
Interest bearing bank deposits	$188,221	$565	0.60%	$88,049	$169	0.38%
Investment securities	1,380,101	12,916	1.88%	1,357,139	12,234	1.80%
Non ASC 310-30 loans, net [2]	8,523,800	202,488	4.76%	7,282,371	175,718	4.83%
ASC 310-30 loans, net	123,458	4,653	7.56%	100,999	3,287	6.51%
Loans, net	8,647,258	207,141	4.80%	7,383,370	179,005	4.85%
Total interest-earning assets	10,215,580	220,622	4.33%	8,828,558	191,408	4.34%
Noninterest-earning assets	1,149,109			1,039,527
Total assets	$11,364,689	$220,622	3.89%	$9,868,085	$191,408	3.88%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,808,617			$1,382,340
NOW, money market and savings deposits	5,585,894	$10,888	0.39%	4,841,681	$7,228	0.30%
Time deposits	1,317,161	4,230	0.64%	1,319,942	4,466	0.68%
Total deposits	8,711,672	15,118	0.35%	7,543,963	11,694	0.31%
Securities sold under agreements to repurchase	127,188	212	0.33%	169,126	271	0.32%
FHLB advances and other borrowings	644,079	2,741	0.85%	485,767	1,845	0.76%
Subordinated debentures and subordinated notes payable	109,579	2,186	4.00%	90,748	1,686	3.72%
Total borrowings	880,846	5,139	1.17%	745,641	3,802	1.02%
Total interest-bearing liabilities	9,592,518	$20,257	0.42%	8,289,604	$15,496	0.37%
Noninterest-bearing liabilities	95,665			102,057
Stockholders' equity	1,676,506			1,476,424
Total liabilities and stockholders' equity	$11,364,689			$9,868,085
Net interest spread			3.47%			3.51%
Net interest income and net interest margin (FTE)		$200,365	3.93%		$175,912	3.99%
Less: Tax equivalent adjustment		4,323			3,617
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$196,042	3.85%		$172,295	3.90%

[1] Annualized for all partial-year periods.
[2] Interest income includes $2.3 million and $0.2 million for the second quarter of fiscal year 2017 and 2016, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity,. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for cash net income and return on average tangible common equity).

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$72,065	$61,135	$35,162	$36,903	$33,758	$26,360	$30,674
Add: Acquisition expenses	710	771	—	710	2,742	12,179	771
Add: Tax effect at 38%	(270)	(293)	—	(270)	(1,042)	(4,628)	(293)
Adjusted net income	$72,505	$61,613	$35,162	$37,343	$35,458	$33,911	$31,152

Weighted average diluted common shares outstanding	59,032,787	55,401,164	59,073,669	58,991,905	58,938,367	57,176,705	55,408,876
Earnings per common share - diluted	$1.22	$1.10	$0.60	$0.63	$0.57	$0.46	$0.55
Adjusted earnings per common share - diluted	$1.23	$1.11	$0.60	$0.63	$0.60	$0.59	$0.56

Tangible net income and return on average tangible common equity:
Net income - GAAP	$72,065	$61,135	$35,162	$36,903	$33,758	$26,360	$30,674
Add: Amortization of intangible assets	1,389	1,417	550	839	1,024	822	708
Add: Tax on amortization of intangible assets	(213)	(440)	(50)	(163)	(220)	(220)	(220)
Tangible net income	$73,241	$62,112	$35,662	$37,579	$34,562	$26,962	$31,162

Average common equity	$1,676,506	$1,476,424	$1,686,770	$1,666,243	$1,647,155	$1,567,372	$1,488,398
Less: Average goodwill and other intangible assets	749,964	704,221	749,638	750,290	750,756	727,707	703,866
Average tangible common equity	$926,542	$772,203	$937,132	$915,953	$896,399	$839,665	$784,532
Return on average common equity *	8.6%	8.3%	8.5%	8.8%	8.2%	6.8%	8.3%
Return on average tangible common equity **	15.9%	16.1%	15.4%	16.3%	15.3%	12.9%	16.0%

* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands except share and per share amounts)
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$196,042	$172,295	$97,399	$98,642	$98,227	$91,652	$86,338
Add: Tax equivalent adjustment	4,323	3,617	2,182	2,142	2,012	1,905	1,791
Net interest income (FTE)	200,365	175,912	99,581	100,784	100,239	93,557	88,129
Add: Current realized derivative gain (loss)	(8,361)	(10,827)	(3,875)	(4,486)	(4,895)	(5,005)	(5,175)
Adjusted net interest income (FTE)	$192,004	$165,085	$95,706	$96,298	$95,344	$88,552	$82,954

Average interest-earning assets	$10,215,580	$8,828,558	$10,144,875	$10,286,284	$10,173,743	$9,528,576	$8,892,465
Net interest margin (FTE) *	3.93%	3.99%	3.98%	3.89%	3.92%	3.95%	3.99%
Adjusted net interest margin (FTE) **	3.77%	3.74%	3.83%	3.71%	3.73%	3.74%	3.75%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Interest income - GAAP	$198,165	$172,101	$98,825	$99,339	$99,058	$91,829	$86,534
Add: Tax equivalent adjustment	4,323	3,617	2,182	2,142	2,012	1,905	1,791
Interest income (FTE)	202,488	175,718	101,007	101,481	101,070	93,734	88,325
Add: Current realized derivative gain (loss)	(8,361)	(10,827)	(3,875)	(4,486)	(4,895)	(5,005)	(5,175)
Adjusted interest income (FTE)	$194,127	$164,891	$97,132	$96,995	$96,175	$88,729	$83,150

Average non ASC 310-30 loans	$8,523,800	$7,282,371	$8,531,652	$8,515,947	$8,477,214	$7,903,860	$7,371,600
Yield (FTE) *	4.76%	4.83%	4.80%	4.73%	4.74%	4.77%	4.82%
Adjusted yield (FTE) **	4.57%	4.53%	4.62%	4.52%	4.51%	4.52%	4.54%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$223,783	$189,940	$111,233	$112,549	$114,025	$100,749	$95,339
Add: Tax equivalent adjustment	4,323	3,617	2,182	2,142	2,012	1,905	1,791
Total revenue (FTE)	$228,106	$193,557	$113,415	$114,691	$116,037	$102,654	$97,130

Noninterest expense	$106,389	$89,075	$53,852	$52,537	$57,342	$61,222	$44,855
Less: Amortization of intangible assets	1,389	1,417	550	839	1,024	822	708
Tangible noninterest expense	$105,000	$87,658	$53,302	$51,698	$56,318	$60,400	$44,147
Efficiency ratio *	46.0%	45.3%	47.0%	45.1%	48.5%	58.8%	45.5%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the six months ended:		At or for the three months ended:
	March 31, 2017	March 31, 2016	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(dollars in thousands except share and per share amounts)
Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,706,861	$1,509,202	$1,706,861	$1,678,638	$1,663,391	$1,640,511	$1,509,202
Less: Goodwill and other intangible assets	749,366	703,508	749,366	749,916	750,755	751,217	703,508
Tangible common equity	$957,495	$805,694	$957,495	$928,722	$912,636	$889,294	$805,694

Total assets	$11,356,841	$9,942,295	$11,356,841	$11,422,617	$11,531,180	$11,453,222	$9,942,295
Less: Goodwill and other intangible assets	749,366	703,508	749,366	749,916	750,755	751,217	703,508
Tangible assets	$10,607,475	$9,238,787	$10,607,475	$10,672,701	$10,780,425	$10,702,005	$9,238,787
Tangible common equity to tangible assets	9.0%	8.7%	9.0%	8.7%	8.5%	8.3%	8.7%

Tangible book value per share:
Total stockholders' equity	$1,706,861	$1,509,202	$1,706,861	$1,678,638	$1,663,391	$1,640,511	$1,509,202
Less: Goodwill and other intangible assets	749,366	703,508	749,366	749,916	750,755	751,217	703,508
Tangible common equity	$957,495	$805,694	$957,495	$928,722	$912,636	$889,294	$805,694

Common shares outstanding	58,760,517	55,245,177	58,760,517	58,755,989	58,693,304	58,693,499	55,245,177
Book value per share - GAAP	$29.05	$27.32	$29.05	$28.57	$28.34	$27.95	$27.32
Tangible book value per share	$16.29	$14.58	$16.29	$15.81	$15.55	$15.15	$14.58

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com